Exhibit 10.25

FORM OF

REORGANIZATION AGREEMENT

BY AND AMONG

CVR REFINING GP, LLC

CVR REFINING HOLDINGS, LLC

CVR REFINING HOLDINGS SUB, LLC

AND

CVR REFINING, LP

DATED AS OF [—], 2013

REORGANIZATION AGREEMENT

This Reorganization Agreement, dated as of [—], 2013 (this “Agreement”), is entered into by and among CVR Refining GP, LLC, a Delaware limited liability company (“CVR Refining GP”); CVR Refining Holdings, LLC, a Delaware limited liability company (“CVR Refining Holdings”), CVR Refining Holdings Sub, LLC a Delaware limited liability company and a wholly owned subsidiary of CVR Refining Holdings (“Refining Holdings Sub”) and CVR Refining, LP, a Delaware limited partnership (the “Partnership”). The above named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Coffeyville Resources, LLC, a Delaware limited liability company (“CRLLC”) has formed CVR Refining Holdings under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and owns a 100% membership interest in Holdings as of the date hereof;

WHEREAS, on September 17, 2012, CVR Refining Holdings and CVR Refining GP entered into an Agreement of Limited Partnership (the “Original LPA”);

WHEREAS, pursuant to that certain Contribution Agreement, dated as of October 18, 2012, by and among CRLLC and CVR Refining, LLC under the Delaware LLC Act (“CVR Refining”), CRLLC granted, contributed, bargained, conveyed, assigned, transferred, set over and delivered to CVR Refining, it successors and assigns, on behalf of CVR Refining Holdings, CRLLC’s 100% membership interest in each of Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company, Coffeyville Resources Crude Transportation, LLC, a Delaware limited liability company, Coffeyville Resources Terminal, LLC, a Delaware limited liability company, Coffeyville Resources Pipeline, LLC, a Delaware limited liability company, Wynnewood Energy Company, LLC, a Delaware limited liability company (which owns a 100% membership interest in Wynnewood Refining Company, LLC, a Delaware limited liability company), and 100% of the stock of Coffeyville Finance Inc., a Delaware corporation;

WHEREAS, pursuant to that certain Contribution Agreement, dated as of December 31, 2012 (the “MLP Contribution Agreement”), CVR Refining Holdings contributed, assigned, transferred, conveyed and delivered the 100% membership interest in CVR Refining to the Partnership, and CVR Refining Holdings contributed, assigned, transferred, conveyed and delivered a 0.01% limited partner interest in the Partnership to Refining Holdings Sub;

WHEREAS, CVR Refining Holdings holds 99.99% of the limited partner interests in the Partnership and Refining Holdings Sub owns 0.01% of the limited partner interests in the Partnership (collectively, the “Initial LP Interest”) and CVR Refining GP holds a non-economic general partner interest in the Partnership; and

WHEREAS, each of the following actions will occur hereafter:

1.	The Initial LP Interest will be recharacterized as the CVR Common Units.

2.	CVR Refining Holdings or the Partnership, as applicable, shall cause the Net Contribution (as defined herein) to occur.

3.	The Partnership will distribute the right to receive the Deferred Issuance and Distribution to CVR Refining Holdings.

4.	In connection with a firm commitment underwritten offering of the Common Units (the “Offering”), the public, through the Underwriters, will contribute cash to the Partnership pursuant to the Underwriting Agreement, net of the Underwriters’ Discount, in exchange for Common Units.

5.	The Partnership will use the proceeds of the Offering, net of the Underwriters’ Discount, and the Holdings Contribution to (a) pay expenses incurred in connection with the Offering, (b) repurchase $[—] million of senior secured notes previously issued by CRLLC, (c) prefund $[—] million of certain maintenance and environmental capital expenditures and (d) fund $[—] million of turnaround expenses of the Partnership’s refinery in Wynnewood, Oklahoma.

WHEREAS, each of the Parties and the members, partners, boards of directors or managers of the Parties, as the case may be, have taken all partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement.

WHEREAS, the Partnership may adjust upward or downward the number of Firm Units and Option Units, with corresponding adjustments to the number of CVR Common Units, to be offered to the public through the Underwriters.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms will have the meaning given below:

“Common Unit” has the meaning set forth in the LP Agreement.

“Closing Date” shall mean the date of closing of the sale of the Firm Units to the Underwriters pursuant to the Underwriting Agreement.

“Contribution Date” shall have the meaning set forth in the LP Agreement.

“CVR Common Units” means the aggregate [—] Common Units to be issued to CVR Refining Holdings and Refining Holdings pursuant to Section 2.2; provided that if the Partnership increases the number of Firm Units, the CVR Common Units will be decreased by a number of Common Units equal to 115% (to accommodate the corresponding increase in the number of Option Units and Deferred Issuance and Distribution) of such increase and if the Partnership decreases the number of Firm Units, the CVR Common Units will be increased by a number of Common Units equal to 115% of such decrease.

“Deferred Issuance and Distribution” has the meaning set forth in the LP Agreement.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding the Option Units.

“LP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the prospectus constituting Part I of the Registration Statement.

“Net Contribution” means (i) if proceeds from the Offering, net of the Underwriters’ Discount, are greater than $[—] (the “Threshold Amount”), a distribution from the Partnership to CVR Refining Holdings of all cash proceeds in excess of the Threshold Amount and (ii) if proceeds from the Offering, net of the Underwriters’ Discount, are less than the Threshold Amount, a contribution of cash to the Partnership by CVR Refining Holdings in an amount equal to the excess of the Threshold Amount over such net proceeds.

“Option Units” means the Common Units that the Partnership will agree to issue upon exercise of the Underwriters’ Option.

“Registration Statement” means the Registration Statement on Form S-1 initially filed on October 1, 2012 with the Securities and Exchange Commission (Registration No. 333-184200), as amended.

“Underwriters” means the underwriting syndicate listed in Schedule I of the Underwriting Agreement.

“Underwriters’ Discount” means the Underwriters’ discount as provided by the Underwriting Agreement.

“Underwriters’ Option” means the option granted by the Partnership to the Underwriters to purchase a number of Common Units equal to 15% of the Firm Units, which the Partnership will agree to sell to the Underwriters, at their option, pursuant to the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into among the Partnership, CVR Refining GP, CVR Refining, CVR Refining Holdings and the Underwriters, in substantially the form attached as Exhibit 1.1 to the Registration Statement.

ARTICLE II

CONTRIBUTIONS

The following capital contributions and transactions shall be completed in the order set forth below.

Section 2.1 Execution of LP Agreement.

On the Closing Date, CVR Refining Holdings and CVR Refining GP shall amend and restate the Original LPA by executing the LP Agreement, with such changes as are necessary to reflect any adjustment to the number of Firm Units and Option Units as the Partnership may agree with the Underwriters and such other changes as the Partnership, CVR Refining GP and CVR Refining Holdings may agree.

Section 2.2 Recharacterization of Limited Partner Interests.

On the Closing Date, effective contemporaneously with the adoption of the LP Agreement pursuant to Section 2.1, the Initial LP Interest shall be, and hereby is, recharacterized as the CVR Common Units, with 99.99% and 0.01% of the CVR Common Units to be issued to each of CVR Refining Holdings and Refining Holdings Sub, respectively, rounded in each case to the nearest whole number of Common Units

Section 2.3 Holdings Contribution and the Distribution of the Right To Receive the Deferred Issuance and Distribution.

On the Closing Date, CVR Refining Holdings or the Partnership, as applicable, shall cause the Net Contribution to occur, and the Partnership shall, and hereby does, distribute to CVR Refining Holdings the right to receive the Deferred Issuance and Distribution.

Section 2.4 Underwriter Cash Contribution.

The Parties acknowledge that the Partnership is undertaking the Offering, and the Underwriters are to agree, pursuant to the Underwriting Agreement, to make a capital contribution to the Partnership of an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by the Partnership to the Underwriters of the Firm Units.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Upon the earlier to occur of the expiration of the Underwriters’ Option or the exercise in full of the Underwriters’ Option, the Partnership shall issue to CVR Refining Holdings a number of additional Common Units that is equal to the excess, if any, of (a) the total number of Option Units over (b) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Underwriters’ Option. Upon each exercise of the Underwriters’ Option, the Partnership shall distribute to CVR Refining Holdings an amount of cash equal to the proceeds therefrom net of the Underwriters’ Discount with respect to each such exercise as partial satisfaction of the retention of the right to receive reimbursement for certain capital expenditures attributable to the assets of CVR Refining and its subsidiaries incurred within the two-year period prior to the Contribution Date pursuant to Section 1.1 of the MLP Contribution Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances.

From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 4.2 Successors and Assigns.

The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.3 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.4 Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 4.5 Entire Agreement.

This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 4.6 Amendment or Modification.

This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 4.7 Construction.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 4.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 4.9 Deed; Bill of Sale; Assignment.

To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 4.10 Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

CVR REFINING GP, LLC

By:
	Name:	Susan M. Ball
	Title:	Chief Financial Officer and
Treasurer

CVR REFINING HOLDINGS, LLC

By:
	Name:	Susan M. Ball
	Title:	Chief Financial Officer and
Treasurer

CVR REFINING HOLDINGS SUB, LLC

By:	CVR Refining Holdings, its sole member

By:
	Name:	Susan M. Ball
	Title:	Chief Financial Officer and
Treasurer

CVR REFINING, LP

By:	CVR Refining GP, LLC, its general partner

By:
	Name:	Susan M. Ball
	Title:	Chief Financial Officer and
Treasurer

SIGNATURE PAGE

REORGANIZATION AGREEMENT